The Ensign Group Reports Quarterly Adjusted Earnings of $0.65 per Share; Reaffirms 2014 Guidance
Conference Call and Webcast Scheduled for May 9, 2014 at 9:00 am PT
MISSION VIEJO, California - May 8, 2014 - The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, assisted and independent living, home health, hospice care and urgent care companies, today reported operating results for the first quarter of 2014.
Quarterly Financial Highlights Include:

▪	Same-store skilled revenue grew by 300 basis points, resulting in a skilled mix of 52.7%;

▪	Same-store occupancy was 81.5%, an increase of 98 basis points over the prior year quarter;

▪	Adjusted consolidated EBITDAR was $38.9 million, an increase of 5.2% over the prior year quarter;

▪	Consolidated revenues were up 9.8% to a record $239.7 million in the quarter; and

▪	Same-store other skilled days were up 31.9% over the prior year quarter.
Operating Results
“We are pleased to report that operating results improved, yet we believe we can do much better and we expect to take the momentum we generated in the first quarter into the rest of the year,” said Ensign’s President and Chief Executive Officer Christopher Christensen. “Together with the improvements we made at the end of 2013, we believe that we are headed in the right direction and we expect to ramp our growth across key operating and quality metrics through 2014,” he added.
Mr. Christensen reported that operating results are running on schedule and that Management is “pleased to be reaffirming 2014 annual guidance, with projected revenues of $1.01 billion to $1.025 billion in revenues, with $2.74 to $2.81 per diluted share for the year.”
“As we have discussed in the past, our results are not symmetrical on a quarter by quarter basis, and we continue to focus on the fundamentals of our business and driving improvements in performance throughout the year and over the long-term” he said. He also noted that improvements in Medicaid reimbursement in key states and the recently proposed 2% market basket increase to Medicare rates, if finalized, would not take effect until later this year. He reminded investors that Ensign anticipates updating its earnings per share guidance following the previously-announced spin-off transaction, but revenue guidance will not be materially affected.
Mr. Christensen highlighted the fact that Ensign’s talented local leaders have focused relentlessly on building exceptional clinical systems to continue to attract higher-acuity patients, growing occupancy and right-sizing expenses, one market at a time. Mr. Christensen thanked the organization’s many leaders and key members for their tireless efforts, and congratulated them on their clinical excellence. He also noted that 8 more of Ensign’s skilled nursing facilities achieved 4- and 5-star CMS ratings during the quarter, indicating that 64% of Ensign’s facilities currently carry that designation and emphasizing the fact that nearly all of Ensign’s facilities were 1- and 2-star operations at the time of acquisition. “These efforts not only produced solid results for the quarter but they laid a solid foundation for continued growth in the months and years to come,” he added.
Suzanne Snapper, Ensign’s Chief Financial Officer, observed that same-store occupancy improved in the first quarter to 81.5%, an increase of 98 basis points over the prior year first quarter.  Ms. Snapper also noted that substantial organic upside remains within the company’s existing portfolio. “Many of the improvements we began to see last year continued in this quarter as we experienced growth in occupancy for the fifth consecutive quarter in our Transitioning facilities to 70.9% for the quarter, representing an increase of 148 basis points over that period,” she said. She noted that these improvements, together with the climb in same-store occupancy, grew consolidated occupancy to 78.1%.

She further noted that the company continues to generate strong cash flow, with cash on hand on March 31 of $57.5 million, and net cash from operations of $21.4 million for the quarter. Consolidated revenues were up 9.8% to a record $239.7 million in the quarter. Adjusted EBITDA grew 5.2% to $35.7 million in the quarter, and Adjusted EBITDAR grew 5.2% to $38.9 million in the quarter.
Adjusted non-GAAP earnings for the quarter were flat at $0.65 per diluted share. Diluted GAAP earnings per share from continuing operations was $0.60 for the quarter, compared to loss of $0.48 per share from continuing operations in the prior year quarter, which included a reserve taken by the company in the first quarter related to the settlement with the Department of Justice civil investigation. Ms. Snapper noted that the DOJ settlement impacted several other expense items that affect comparisons of earnings to the first quarter of last year, including increased wages and benefits due to enhancements Ensign made to its internal compliance team and the absence of other related negative adjustments that were made in the first quarter of 2013.
A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.
More complete information is contained in the Company’s 10-Q, which was filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.
2014 Guidance Reaffirmed
Management reported that operating results are running on schedule and reaffirmed its previously-announced 2014 annual guidance, projecting revenues of $1.01 billion to $1.025 billion, and adjusted net income of $2.74 to $2.81 per diluted share for the year. The guidance is based on diluted weighted average common shares outstanding of 22.7 million and assumes, among other things, acquisitions anticipated to be closed by the end of the second quarter, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes, and that tax rates of 38.5%. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, start-up losses at newly-created operations and the impact of the spin-off healthcare and real estate businesses.
CareTrust Update
Management also reported that the planned separation of Ensign’s real estate business from its healthcare operations, which was announced on November 7, 2013, continues to move forward. The spin-off of CareTrust REIT, Inc. will create a separate and independent publicly-traded real estate investment trust which will own, acquire and lease real estate serving the healthcare and seniors housing industries.
Mr. Christensen reiterated that Ensign continues working to ensure that the strategic separation results in two very healthy platforms for growth. Greg Stapley, Ensign’s Executive Vice President and Secretary, who will become the Chief Executive Officer of CareTrust, noted that CareTrust filed its updated registration statement on Form 10 with the Securities and Exchange Commission today, which contains further details on the current format and status of the proposed transaction. Ensign still anticipates that the spin-off will be completed in the second quarter of 2014, but there can be no assurances regarding the final terms and structure of the spin-off or that it will be completed.
Quarter Highlights
During the quarter, the company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002.
Also during the quarter and since, the company acquired four skilled nursing facilities, one assisted living facility, one hospice agency, one home health agency and four urgent care clinics. The facilities were purchased with cash, and include:

▪	In Arizona, Horizon Post-Acute and Rehabilitation Center, a 196-bed skilled nursing facility in Glendale.

▪	Also in Arizona, Casas Adobes Post-Acute Rehabilitation Center, a 230-bed skilled nursing facility in Tucson.

▪
In California, California Mission Inn, a 143-unit assisted living facility in Rosemead, California, and the underlying real estate of Mission Care Center, a 59-bed skilled nursing facility that has been operated by an Ensign subsidiary as a leased facility since 2005.

▪
In Utah, Ensign acquired Mount Ogden Health & Rehabilitation Center, a 108-bed skilled nursing facility located in Ogden. An Ensign subsidiary has operated Mount Ogden since 2006 under a sublease arrangement with a ground lessee.

▪	In Idaho, Life’s Doors Hospice, Life’s Doors Home Health, and Life’s Doors Home Care Solutions located in Boise.

▪
In Washington, North Kitsap Primary and Urgent Care, an operating urgent care and primary care clinic located in North Kitsap. Ensign’s urgent care subsidiary, Immediate Clinic Healthcare, Inc., also opened 3 new urgent care clinics, all in the Seattle area.

Mr. Christensen reiterated, “We hope that our four recent acquisitions will add clarity to Ensign’s strategy following the spin-off, which is to continue to acquire and retain the real estate assets for both well-performing and struggling skilled nursing facilities across the United States.” He also added that these recent acquisitions are just the beginning of Ensign’s execution of its strategy, noting that Ensign is currently seeing a number of very attractive acquisition opportunities, and that he expects to complete additional facility and real estate acquisitions before the end of the second quarter of this year.
Also during the quarter, Ensign announced a new partnership with Mainstreet Property Group, the country’s most-innovative developer of transitional care centers, to operate five new NextGeneration® Medical Resorts. Ensign and Mainstreet will team up in the states of Texas and Kansas, breaking ground in Waco, Plano, Olathe, Overland Park and Kansas City, to build and operate state-of-the-art, full-service healthcare resorts with a wide array of activities and services in comfortable, spa-like surroundings. The companies are also evaluating other markets for additional locations.
These acquisitions brought Ensign’s growing portfolio to 122 healthcare facilities, eight hospice companies, ten home health agencies and eleven urgent care clinics across 11 states. Management reaffirmed that Ensign is actively seeking additional opportunities to acquire real estate or to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses across the United States.
Conference Call
A live webcast will be held on Friday, May 9, 2014 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern) to discuss Ensign’s first quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, May 30, 2014.
About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, urgent care services and other rehabilitative and healthcare services at 122 facilities, eight hospice companies, ten home health businesses and eleven urgent care clinics in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska and Oregon. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and the entry into final settlement documents. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended March 31, 2014
	As Reported	Non-GAAP Adj.		As Adjusted
Revenue	$239,653	(2,187)	(9)(10)	$237,466
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expenses shown separately below)	189,738	(2,730)	(1)(2)(9)(10)	187,008
Facility rent—cost of services	3,549	(334)	(5)(6)	3,215
General and administrative expense	13,157	(1,623)	(3)(7)(8)	11,534
Depreciation and amortization	8,862	(183)	(11)(12)	8,679
Total expenses	215,306	(4,870)		210,436
Income from operations	24,347	2,683		27,030
Other income (expense):
Interest expense	(3,363)			(3,363)
Interest income	159			159
Other expense, net	(3,204)			(3,204)
Income (loss) before provision (benefit) for income taxes	21,143	2,683		23,826
Tax Effect on Non-GAAP Adjustments		1,033	(13)
Tax True-up for Effective Tax Rate		38	(14)
Provision (benefit) for income taxes	8,102	1,071		9,173
Income (loss) from continuing operations	13,041	1,612		14,653
Loss from discontinued operations, net of income tax benefit	—			—
Net income (loss)	13,041	1,612		14,653
Less: net loss attributable to noncontrolling interests	(485)	527		42
Net income (loss) attributable to The Ensign Group, Inc.	$13,526	$1,085		$14,611
Attributable to The Ensign Group, Inc.
Net income (loss) attributable to The Ensign Group, Inc.	13,526	1,085		14,611
Loss from discontinued operations, net of income tax benefit	—			—
Income (loss) from continuing operations attributable to The Ensign Group, Inc.	$13,526	$1,085		$14,611
Net income (loss) per share:
Basic:
Net income (loss) attributable to The Ensign Group, Inc.	$0.61			$0.66
Loss from discontinued operations, net of income tax benefit	—			—
Income (loss) from continuing operations attributable to The Ensign Group, Inc.	$0.61			$0.66
Diluted:
Net income (loss) attributable to The Ensign Group, Inc.	$0.60			$0.65
Loss from discontinued operations, net of income tax benefit	—			—
Income (loss) from continuing operations attributable to The Ensign Group, Inc.	$0.60			$0.65
Weighted average common shares outstanding:
Basic	22,168			22,168
Diluted	22,582			22,582

(1)	Represents acquisition-related costs of $44 for the three months ended March 31, 2014.

(2)	Represents costs of $33 for the three months ended March 31, 2014, incurred to recognize income tax credits.

(3)	Represents expenses incurred in connection with the Company's proposed spin-off of its real estate assets to a newly formed publicly traded real estate investment trust (REIT).

(4)	Represents straight-line rent amortization for newly opened urgent care centers.

(5)	Represents revenues and expenses incurred at newly opened urgent care centers, less rent expense recognized in note (4) above and depreciation expense recognized in note (6) below.

(6)	Represents depreciation expense at newly opened urgent care centers and amortization costs related to patient base intangible assets at skilled nursing and assisted living facilities acquired.

(7)	Represents the tax impact of non-GAAP adjustments noted in (1) – (6) at the Company’s current year to date effective tax rate of 38.5% for the three months ended March 31, 2014.

(8)	Represents an adjustment to the provision for income taxes to our current year to date effective rate of 38.5% for the three months ended March 31, 2014.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF INCOME
Adjusted to Reflect Discontinued Operations
(In thousands, except per share data)

	Three Months Ended March 31, 2013
	As Reported Including Discontinued Operations	Non-GAAP Adj.		As Adjusted
Revenue	$218,201	(773)	(9)	$217,428
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expense shown separately below)	176,061	(3,281)	(1)(2)(5)(9)	172,780
Charges related to U.S. Government inquiries	33,000	(33,000)	(4)	—
Facility rent—cost of services	3,314	(255)	(6)(9)	3,059
General and administrative expense	8,848	(807)	(7)	8,041
Depreciation and amortization	7,732	(265)	(8)(9)	7,467
Total expenses	228,955	(37,608)		191,347
Income from operations	(10,754)	36,835		26,081
Other income (expense):
Interest expense	(3,115)			(3,115)
Interest income	93			93
Other expense, net	(3,022)			(3,022)
Income before provision for income taxes	(13,776)	36,835		23,059
Tax impact of non-GAAP adjustments		14,181	(10)
Tax true-up for effective tax rate		(2,290)	(11)
(Benefit) provision for income taxes	(3,013)	11,891		8,878
(Loss) income from continuing operations	(10,763)	24,944		14,181
Loss from discontinued operations, net of income tax	(1,748)			(1,748)
Net (loss) income	(12,511)	24,944		12,433
Less: net loss attributable to noncontrolling interests	(364)			(364)
Net (loss) income attributable to The Ensign Group, Inc.	$(12,147)	$24,944		$12,797
Attributable to The Ensign Group, Inc.
Net (loss) income attributable to The Ensign Group, Inc.	(12,147)	24,944		12,797
Loss from discontinued operations, net of income tax	(1,748)			(1,748)
(Loss) income from continuing operations attributable to The Ensign Group, Inc.	$(10,399)	$24,944		$14,545
Net income per share
Basic:
Net (loss) income attributable to The Ensign Group, Inc.	(0.56)			0.59
Loss from discontinued operations, net of income tax	(0.08)			(0.08)
(Loss) income from continuing operations attributable to The Ensign Group, Inc.	$(0.48)			$0.67
Diluted:
Net (loss) income attributable to The Ensign Group, Inc.	(0.56)			0.58
Loss from discontinued operations, net of income tax benefit	(0.08)			(0.07)
(Loss) income from continuing operations attributable to The Ensign Group, Inc.	$(0.48)			$0.65
Weighted average common shares outstanding:
Basic	21,768			21,768
Diluted	21,768	442		22,210

(1)	Represents acquisition-related costs of $20 and $250 for the three and twelve months ended December 31, 2012, respectively.

(2)
Represents costs of $152 and $591 for the three and twelve months ended December 31, 2012, respectively, incurred to recognized income tax credits which contributed to the decrease in the Company's effective tax rate.

(3)	Represents the settlement of a class action lawsuit regarding minimum staffing requirements in the state of California of $2,596 during the period ended June 30, 2012.

(4)	Represents the Company's estimated liability related to its efforts to achieve a global, company-wide resolution of any claims connected to the U.S. Department of Justice (DOJ) investigation.

(5)	Represents impairment charges of $2,225 recorded at our urgent care franchising operations, which we attribute to a decline in the estimated fair value of redeemable noncontrolling interests.

(6)	Represents straight-line rent amortization for a facility which the Company has begun construction activities, but had not commenced operations of a skilled nursing facility as of December 31, 2012.

(7)
Represents legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some of our subsidiaries being conducted by the Department of Justice (DOJ).

(8)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(9)	Represents revenues and expenses incurred at newly opened urgent care centers.

(10)	Represents the tax impact of non-GAAP adjustments noted in (1) - (7) at a normalized rate of 37.9%.

(11)	Represents an adjustment to the provision for income taxes to our effective tax rate of 37.9%.

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, EBITDAR, ADJUSTED EBITDA AND
ADJUSTED EBITDAR
(in thousands)
(Unaudited)

The table below reconciles net income (loss) to EBITDA, Adjusted EBITDA, EBITDAR and Adjusted EBITDAR for the periods presented:

	Three Months Ended March 31,
	2014	2013
	(In thousands)
Consolidated statements of income Data:
Net income (loss)	$13,041	$(12,511)
Net loss attributable to noncontrolling interests	485	364
Loss from discontinued operations	—	1,748
Interest expense, net	3,204	3,022
Provision (benefit) for income taxes	8,102	(3,013)
Depreciation and amortization	8,862	7,732
EBITDA	33,694	(2,658)
Facility rent—cost of services	3,549	3,314
EBITDAR	37,243	656
		—
EBITDA	33,694	(2,658)
Charge related to the U.S. Government inquiry(a)	—	33,000
Expenses related to the Spin-Off(b)	1,590	—
Legal costs(c)	—	807
Urgent care center (earnings) losses(e)	(28)	913
Losses at skilled nursing facility not at full operation(f)	—	1,466
Acquisition related costs(g)	44	79
Costs incurred to recognize income tax credits(h)	33	49
Rent related to non-core business items above(i)	334	256
Adjusted EBITDA	35,667	33,912
Facility rent—cost of services	3,549	3,314
Less: rent related to non-core business items above(i)	(334)	(256)
Adjusted EBITDAR	$38,882	$36,970
_______________________

(a)	Liability related to our efforts to achieve a global, company-wide, resolution of any claims connected to the U.S. Department of Justice (DOJ) investigation.

(b)	Expenses incurred in connection with the Company's proposed spin-off of its real estate assets to a newly formed publicly traded real estate investment trust (REIT).

(c)	Legal costs incurred in connection with the DOJ settlement.

(d)	Losses incurred at newly opened urgent care centers, excluding rent, depreciation, interest and income taxes.

(e)
Losses incurred in the first quarter of 2013 at one newly constructed skilled nursing facility which began operations during the first quarter of 2013, excluding rent, depreciation, interest and income taxes.

(f)	Costs incurred to acquire an operation which are not capitalizable.

(g)	Costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate.

(h)	Rent related to newly opened urgent care centers and one newly constructed skilled nursing facility which began operations during the first quarter of 2013, not included in items (d) and (e) above.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$57,469	$65,755
Accounts receivable — less allowance for doubtful accounts of $17,422 and $16,540 at March 31, 2014 and December 31, 2013, respectively	120,569	111,370
Investments — current	4,521	5,511
Prepaid income taxes	2,665	9,915
Prepaid expenses and other current assets	9,023	9,213
Deferred tax asset — current	9,221	9,232
Total current assets	203,468	210,996
Property and equipment, net	496,618	479,770
Insurance subsidiary deposits and investments	17,728	16,888
Escrow deposits	3,252	1,000
Deferred tax asset	4,380	4,464
Restricted and other assets	8,676	9,804
Intangible assets, net	5,650	5,718
Goodwill	23,966	23,935
Other indefinite-lived intangibles	7,740	7,740
Total assets	$771,478	$760,315

Liabilities and equity
Current liabilities:
Accounts payable	$26,722	$23,793
Accrued wages and related liabilities	40,744	40,093
Accrued self-insurance liabilities — current	13,335	15,461
Other accrued liabilities	23,584	25,698
Current maturities of long-term debt	7,469	7,411
Total current liabilities	111,854	112,456
Long-term debt — less current maturities	250,019	251,895
Accrued self-insurance liabilities — less current portion	32,944	33,642
Fair value of interest rate swap	1,631	1,828
Deferred rent and other long-term liabilities	3,222	3,237
Total equity	371,808	357,257
Total liabilities and equity	$771,478	$760,315

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Three Months Ended March 31,
	2014	2013
Net cash provided by operating activities	$21,432	$21,682
Net cash used in investing activities	(28,085)	(19,145)
Net cash used by financing activities	(1,633)	(686)
Net (decrease) increase in cash and cash equivalents	(8,286)	1,851
Cash and cash equivalents at beginning of period	65,755	40,685
Cash and cash equivalents at end of period	$57,469	$42,536

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended March 31,
	2014	2013
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$239,653	$218,201	$21,452	9.8%
Number of facilities at period end	120	110	10	9.1%
Actual patient days	932,867	860,265	72,602	8.4%
Occupancy percentage — Operational beds	78.1%	77.8%		0.3%
Skilled mix by nursing days	27.8%	27.7%		0.1%
Skilled mix by nursing revenue	51.1%	51.5%		(0.4)%

	Three Months Ended March 31,
	2014	2013
	(Dollars in thousands)		Change	% Change
Same Facility Results:(1)
Revenue	$185,965	$180,866	$5,099	2.8%
Number of facilities at period end	82	82	—	—%
Actual patient days	698,226	690,756	7,470	1.1%
Occupancy percentage — Operational beds	81.5%	80.5%		1.0%
Skilled mix by nursing days	29.7%	28.8%		0.9%
Skilled mix by nursing revenue	52.7%	52.7%		—%

	Three Months Ended March 31,
	2014	2013
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results:(2)
Revenue	$34,591	$32,565	$2,026	6.2%
Number of facilities at period end	26	26	—	—%
Actual patient days	169,853	166,302	3,551	2.1%
Occupancy percentage — Operational beds	70.9%	69.4%		1.5%
Skilled mix by nursing days	19.3%	20.8%		(1.5)%
Skilled mix by nursing revenue	40.8%	42.7%		(1.9)%

	Three Months Ended March 31,
	2014	2013
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results:(3)
Revenue	$19,097	$4,770	$14,327	NM
Number of facilities at period end	12	2	10	NM
Actual patient days	64,788	3,207	61,581	NM
Occupancy percentage — Operational beds	66.5%	42.7%		NM
Skilled mix by nursing days	21.8%	33.1%		NM
Skilled mix by nursing revenue	46.8%	66.4%		NM
_______________________

(1)	Same Facility results represent all facilities purchased prior to January 1, 2011.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2011 to December 31, 2012.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2013.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total		%
	2014	2013	2014	2013	2014	2013	2014	2013	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$559.34	$564.23	$477.73	$472.89	$507.73	$457.51	$545.85	$549.03	(0.6)%
Managed care	404.95	392.87	410.81	409.47	461.25	450.00	408.90	393.52	3.9%
Other skilled	434.31	472.66	770.85	701.49	254.06	—	439.80	475.99	(7.6)%
Total skilled revenue	488.24	492.45	476.36	467.83	479.36	457.45	486.76	489.73	(0.6)%
Medicaid	183.06	177.05	160.60	162.54	148.86	115.28	178.42	175.10	1.9%
Private and other payors	192.60	188.73	173.79	169.47	160.82	112.35	184.58	182.57	1.1%
Total skilled nursing revenue	$274.55	$269.00	$225.51	$227.99	$222.82	$228.27	$265.08	$263.19	0.7%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2014	2013	2014	2013	2014	2013	2014	2013
Percentage of Skilled Nursing Revenue:
Medicare	31.1%	32.3%	34.1%	37.2%	24.4%	65.9%	31.1%	32.9%
Managed care	15.6	15.3	4.9	4.7	21.8	0.5	14.7	14.0
Other skilled	6.0	5.1	1.8	0.8	0.6	—	5.3	4.6
Skilled mix	52.7	52.7	40.8	42.7	46.8	66.4	51.1	51.5
Private and other payors	7.2	7.4	23.0	21.1	12.4	7.3	9.2	9.1
Quality mix	59.9	60.1	63.8	63.8	59.2	73.7	60.3	60.6
Medicaid	40.1	39.9	36.2	36.2	40.8	26.3	39.7	39.4
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended March 31,
	Same Facility		Transitioning		Acquisitions		Total
	2014	2013	2014	2013	2014	2013	2014	2013
Percentage of Skilled Nursing Days:
Medicare	15.3%	15.4%	16.1%	17.9%	10.7%	32.9%	15.1%	15.8%
Managed care	10.6	10.5	2.7	2.6	10.6	0.2	9.5	9.4
Other skilled	3.8	2.9	0.5	0.3	0.5	—	3.2	2.5
Skilled mix	29.7	28.8	19.3	20.8	21.8	33.1	27.8	27.7
Private and other payors	10.2	10.5	29.8	28.5	17.2	14.7	13.2	13.0
Quality mix	39.9	39.3	49.1	49.3	39.0	47.8	41.0	40.7
Medicaid	60.1	60.7	50.9	50.7	61.0	52.2	59.0	59.3
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2014		2013
	$	%	$	%
	(Dollars in thousands)
Revenue:
Medicaid	$83,342	34.8%	$76,510	35.1%
Medicare	76,470	31.9	73,928	33.9
Medicaid-skilled	10,608	4.4	8,472	3.9
Total	170,420	71.1	158,910	72.8
Managed care	32,978	13.8	29,186	13.4
Private and other(1)	36,255	15.1	30,105	13.8
Total revenue	$239,653	100.0%	$218,201	100.0%
(1) Private and other payors includes revenue from urgent care centers and other ancillary businesses.

Discussion of Non-GAAP Financial Measures
EBITDA consists of net income (loss) from continuing operations, adjusted for net losses attributable to noncontrolling interests, before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of EBITDA adjusted to exclude facility rent-cost of services.  Adjusted EBITDA and EBITDAR are EBITDA and EBITDAR adjusted for non-core business items. The Company believes that the presentation of EBITDA, EBITDAR, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the Company’s operating performance. The Company believes disclosure of adjusted net income per share, EBITDA, EBITDAR, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company's Report on Form 10-Q filed today with the SEC. The Form 10-Q is available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.